Exhibit 99.1

Covalent Group Amends Business

Combination Agreement with Remedium Oy

WAYNE, PA, July 6, 2006 — Covalent Group, Inc. (Nasdaq: CVGR) (“Covalent”), a leader in the design and management of complex clinical trials and patient disease registries for the pharmaceutical, biotechnology and medical device industries, today disclosed amended terms regarding its previously announced definitive business Combination Agreement with Remedium Oy (“Remedium”), a privately-held, full-service clinical research organization (“CRO”) based in Finland. As a result of these amended terms, Covalent will not be required to secure financing to complete the transaction. After an audit of Remedium’s financial results for the years ended December 31, 2003, 2004 and 2005, which was conducted in accordance with US GAAP, the Boards of Directors of both companies and the shareholders of Remedium agreed to amend the terms of the business combination.

Significant changes to the previously announced Combination Agreement include:

•	The $4 million fund raise which was required by Covalent as a condition to closing in the original Combination Agreement is no longer a condition precedent to closing;

•	Remedium shareholders will be required to recapitalize their company, prior to the closing of the transaction, with an additional equity contribution of 1 million Euros;

•	The Covalent share exchange pricing period is amended to begin on June 15, 2006, rather than March 2, 2006 as in the prior agreement, and will continue thru 3 days prior to closing;

•	At closing, Remedium shareholders will receive the equivalent of $11 million of Covalent stock versus the equivalent of $14 million under the prior Combination Agreement;

•	At closing, Remedium shareholders will receive $2.5 million in cash versus $4.0 million under the prior Combination Agreement. On March 30, 2007, an additional $1.5 million will be paid to the Remedium shareholders. The cash portion of the purchase price is expected to come from Covalent’s internal resources;

•	The amended Combination Agreement contains an earn-out provision based upon Remedium achieving certain pre-set revenue targets for 2006. The earn-out payment will be made in Covalent stock in an amount not to exceed $3 million. The prior Combination Agreement contained no earn-out provision.

The complete amendment to the Combination Agreement, which shareholders are encouraged to review in its entirety, will be filed with the Securities and Exchange Commission (“SEC”) on Form 8-K shortly. Subject to shareholder approval, the combined company will be named Encorium Group, Inc. (“Encorium”). Covalent Group, Inc. will apply for a new ticker symbol in connection with the name change. Covalent expects that the combined company will continue to be listed on the Nasdaq Small Cap market subsequent to the closing. Covalent expects the closing of the transaction to take place by the end of the third quarter.

Kenneth M. Borow, M.D., Covalent Group’s President and Chief Executive Officer, commented, “We continue to make progress towards closing this milestone agreement which will enlarge our multi-national geographic footprint and service offerings in a highly competitive manner. We are particularly pleased that we will be able to complete the transaction without having to seek additional financing. Overall, we expect that the terms of the revised Combination Agreement will result in less stock dilution for Covalent’s shareholders while maintaining fair terms for all involved parties.”

Dr. Borow continued, “Moving forward, we believe that the overall trends that we are seeing for Covalent and Remedium are favorable and include the following:

•	As we recently reported, Covalent expects to return to profitability during the second quarter of 2006. Ultimately, we believe that Encorium, by combining Covalent Group and Remedium, has the potential to produce operating results which can surpass those generated by either company alone.

•	Previously, new business contracts of significant dimension and scope had been difficult to win for either company due to size and geography limitations. Since this agreement was announced, it has become apparent through discussions with potential new business clients that the size and scale of Encorium will increase our competitive position for larger, more profitable Phase II and Phase III contracts.

•	This combination will provide Covalent with a global platform from which to further expand our highly respected position as a consulting company focused on value-added intellectual input, innovative drug development planning and design, and exceptional clinical trial execution.

•	A well-designed branding campaign for Encorium is being developed in conjunction with our strategic partner Sudler & Hennessey. The campaign is designed to launch Encorium and profile our consulting capabilities and clinical operations expertise. Sudler & Hennessey is a premier global healthcare marketing and communications organization and is part of the Young and Rubicam Brands family of companies.”

Covalent To File Preliminary Proxy Statement

The Company intends to promptly file preliminary proxy materials with the SEC for the annual meeting of the stockholders to vote on the proposed business combination and other related matters. Included in this filing will be Remedium’s US GAAP audited financial statements of operations for the calendar years 2003, 2004 and 2005 and balance sheet data for 2004 and 2005. A copy of the filing in its entirety will be available at www.sec.gov. Upon completion of the SEC’s review of the preliminary proxy materials, the Company will call a meeting of its stockholders to vote on the business combination and other matters and will file with the SEC and mail to the Company’s stockholders definitive proxy materials.

About Covalent Group, Inc.

Covalent Group, Inc. is a clinical research organization that is a leader in the design and management of complex clinical trials and Patient Disease Registries for the pharmaceutical, biotechnology and medical device industries. The Company’s mission is to provide its clients with high quality, full-service support for their biopharmaceutical development programs. Covalent offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as cardiovascular, endocrinology/metabolism, diabetes, vaccines, infectious diseases, gene therapy, immunology, neurology, oncology, gastroenterology, dermatology, hepatology, women’s health and respiratory medicine. Covalent believes that its leadership in the design of complex clinical trials, its therapeutic expertise and commitment to excellence, and its application of innovative technologies, offer its clients a means to more quickly and cost effectively move products through the clinical development process. With its wholly-owned international subsidiary, Covalent Group, Ltd., Covalent is able to meet the North American and Western European drug development needs of its clients. For more information, please visit www.covalentgroup.com.

This press release contains forward-looking statements identified by words such as “estimate,” “project,” “expect,” “intend,” “believe,” “anticipate” and similar expressions. Actual results might differ materially from those projected in, expressed in or implied by the forward-looking statements. Potential risks and uncertainties that could affect the Company’s future operating results and financial condition include, without limitation: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration, and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties; (xi) our backlog may not be indicative of future revenues and may not generate the revenues expected; (xii) our ability to successfully integrate the businesses of Covalent and Remedium and (xiii) the performance of the combined business to operate successfully and generate growth. You should not place any undue reliance on these forward looking statements which speak only as of the date of this press release. Additional information concerning factors that might affect our business or stock price which could cause actual results to materially differ from those in forward-looking statements is contained in Covalent Group’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2005 and other periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Covalent Group’s investor relations department or The Equity Group Inc.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Covalent Group, Inc.		The Equity Group Inc.
Lawrence R. Hoffman, CPA, Esq.		Adam Prior: (212) 836-9606
Chief Financial Officer		Devin Sullivan: (212) 836-9608
(610) 975-9533		www.theequitygroup.com
www.covalentgroup.com

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